Exhibit 5.1

                           Stroock & Stroock & Lavan
                                180 Maiden Lane
                            New York, New York 10038

May 13, 1997

Preferred Securitization Corporation
3347 Michelson Drive, Suite 400
Irvine, California  92612

Preferred Credit Corporation
3347 Michelson Drive, Suite 400
Irvine, California  92612

Ladies and Gentlemen:

We have acted as counsel to Preferred Securitization Corporation, a Delaware corporation (the "Depositor") and Preferred Credit Corporation, a California corporation (the "Seller"), in connection with the preparation of the registration statement on Form S-3 (No. 333-22843)(the "Registration Statement") relating to the proposed offering from time to time in one or more series (each, a "Series") by one or more trusts of up to $1,000,000,000 aggregate principal amount of asset backed notes (the "Notes") and asset backed certificates (the "Certificates," and, together with the Notes, the "Securities"). The Registration Statement has been filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). As set forth in the Registration Statement, each Series of Securities is to be issued under and pursuant to the terms of a separate pooling and servicing agreement, or sale and servicing agreement, trust agreement and indenture (each, an "Agreement") among the Depositor, Advanta Mortgage Corp. USA, as servicer (the "Servicer"), and a trustee (the "Trustee") to be identified in the prospectus supplement for such Series of Securities.

As such counsel, we have examined copies of the Certificate of Incorporation and By- Laws of each of the Depositor and the Seller, the Registration Statement, the base Prospectus and form of Prospectus Supplement included therein, the form of each Agreement, and originals or copies of such other corporate minutes, records, agreements and other instruments of the Depositor and the Seller, certificates of public officials and other documents, and have made such examinations of law, as we have deemed necessary to form the basis for the opinions hereinafter expressed. In our examination of such materials, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies submitted to us. As to various questions of fact material to such opinions, we have relied, to the extent we deemed appropriate, upon representations, statements and certificates of officers and representatives of the Depositor, the Seller and others.

Attorneys involved in the preparation of this opinion are admitted to practice law in the State of New York and we do not express any opinion herein concerning any law other than the federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware.

Based upon and subject to the foregoing, we are of the opinion that:

     1. When the issuance, execution and delivery of each Series of Notes have been authorized by all necessary corporate action of the Depositor in accordance with the provisions of the related Agreement or Agreements, and when such Notes have been duly executed and delivered, authenticated by the Trustee and sold as described in the Registration Statement, assuming that the terms of such Notes are otherwise in compliance with applicable law at such time, such Notes will constitute valid and binding obligations of the issuer thereof in accordance with their terms and the terms of such Agreement or Agreements. This opinion is subject to the effect of bankruptcy, insolvency, moratorium, fraudulent conveyance and similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto and we express no opinion with respect to the application of equitable principles or remedies in any proceeding, whether at law or in equity.

     2. When the issuance, execution and delivery of each Series of Certificates have been authorized by all necessary corporate action of the Depositor in accordance with the provisions of the related Agreement or Agreements, and when such Certificates have been duly executed and delivered, authenticated by the Trustee and sold as described in the Registration Statement, assuming that the terms of such Certificates are otherwise in compliance with applicable law at such time, such Certificates will be legally issued, fully paid and non-assessable.

     3. The statements set forth in the Prospectus under the heading "Federal Income Tax Considerations," to the extent they constitute matters of law or legal conclusions with respect thereto, are correct.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the captions "Federal Income Tax Considerations" and "Legal Matters" in the Prospectus which forms a part of the Registration Statement. In giving such consent, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Very truly yours,

/S/ STROOCK & STROOCK & LAVAN LLP
STROOCK & STROOCK & LAVAN LLP